UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2005

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045
Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432
(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On Friday, June 17, 2005, CRT Properties, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DRA G&I Fund V Real Estate Investment Trust (“Parent”) and DRA CRT Acquisition Corp., a wholly-owned subsidiary of Parent ( “MergerCo”, and together with Parent, the “Acquirors”), providing for the merger of the Company with and into MergerCo (the “Merger”). The Acquirors are clients advised by DRA Advisors LLC, a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger each share of the Company’s common stock issued and outstanding will be converted into the right to receive $27.80 in cash (the “Merger Consideration”). The Merger Agreement provides that, through the effective time of the Merger, the Company may continue to declare and pay regular quarterly dividends on the Company’s common shares (out to a maximum of September 30, 2005) and that shareholders will be entitled to receive a pro-rated dividend (out to a maximum of September 30, 2005) as an addition to the Merger Consideration to the extent the dividend is not paid prior to the effective time of the Merger. Also at the effective time of the Merger, each outstanding option to purchase shares of Company common stock will be canceled in exchange for the right to receive the excess of the Merger Consideration over the exercise price of the option.

At the effective time of the Merger, each issued and outstanding share of the Company’s 8.5% Series A Cumulative Redeemable Preferred Shares will be exchanged for a share of 8.5% Series A Cumulative Redeemable Preferred Stock of MergerCo, with terms identical to the terms of the existing preferred shares. The Merger Agreement provides that the Company may continue to declare and pay regularly quarterly dividends on the Company’s preferred shares.

The Merger and the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s Board of Directors. The consummation of the Merger is conditioned upon customary closing conditions, including the approval of holders of common shares of the Company, but contains no financing contingencies. While the Merger Agreement restricts the Company’s ability to solicit other proposals, the agreement permits the Company to consider unsolicited proposals. The Merger Agreement contains certain termination rights for both the Acquirors and the Company and provides that upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Parent a break-up fee of $40 million.

In connection with the Merger Agreement, DRA Growth and Income Fund V LLC has issued an unconditional guarantee for the payment and performance when due of all the liabilities, obligations and undertakings of the Acquirors (the “Guaranty”). The Guaranty will terminate upon the earlier of the termination of the Merger Agreement (other than as a result of default or breach by the Acquirors) or the closing of the Merger.

In contemplation of the Merger and the other transactions relating to the Merger Agreement, the Company’s Board of Directors determined that each of Parent and MergerCo is an “Exempt Person” under the Company’s Common Stock Rights Agreement, dated as of September 30, 1990, as amended from time to time, and unanimously approved the making of certain other amendments as necessary to effect the terms of the Merger Agreement.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Guaranty, copies of which are filed as Exhibit 2.1 and Exhibit 99.1 hereto, respectively, and by this reference made a part hereof.

Cautionary Statements

The Merger Agreement has been attached to this Form 8-K as an exhibit to provide investors with information regarding its terms. Except for their status as contractual documents that establish and govern the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of the Company, the Company intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUIRORS AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting CRT Properties, Inc. Investor Relations at (800) 850-2037 or accessing the Company’s investor relations website at www.crtproperties.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of the Company in connection with the Merger. Information about the executive officers and trustees of the Company and the number of the Company’s common shares beneficially owned by these persons is set forth in the proxy statement for the Company’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 18, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 17, 2005, by and among DRA G&I Fund V Real Estate Investment Trust, DRA CRT Acquisition Corp. and CRT Properties, Inc.

99.1	Guaranty, dated June 17, 2005, by DRA Growth & Income Fund V LLC in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRT PROPERTIES, INC.

Dated: June 20, 2005	By:	/S/ WILLIAM J. WEDGE
William J. Wedge Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 17, 2005, by and among DRA G&I Fund V Real Estate Investment Trust, DRA CRT Acquisition Corp. and CRT Properties, Inc.

99.1	Guaranty, dated June 17, 2005, by DRA Growth & Income Fund V LLC in favor of the Company.